As filed with the Securities and Exchange Commission on June 16, 2000
                                                    Registration No.  333 -
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                                   PSINET INC.

             (Exact name of registrant as specified in its charter)

            New York                                          16-1353600
 (State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

  44983 Knoll Square, Ashburn, Virginia                         20147
(Address of principal executive offices)                      (Zip Code)

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                 1999 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                             Kathleen B. Horne, Esq.
                    Senior Vice President and General Counsel
                                   PSINet Inc.
                   44983 Knoll Square, Ashburn, Virginia 20147
                     (Name and address of agent for service)

          Telephone No.: (703) 726-4100 / Facsimile No.: (703) 726-4265
          (Telephone number, including area code, of agent for service)

                                  -------------

                                    Copy to:

                          Richard F. Langan, Jr., Esq.
                                Nixon Peabody LLP
                  437 Madison Avenue, New York, New York 10022
           Telephone No.: (212) 940-3140/Facsimile No.: (212) 940-9940
                                  -------------


---------------------------------------------------------------------------------------------------------------------

                                                CALCULATION OF REGISTRATION FEE

-------------------------------- -------------------- -------------------- ---------------------- -------------------
                                                       Proposed maximum      Proposed maximum
      Title of securities           Amount to be        offering price      Aggregate offering        Amount of
       to be registered            registered (1)        per share (2)           price (2)         registration fee
-------------------------------- -------------------- -------------------- ---------------------- -------------------
Common Stock, $.01 par value       2,000,000 shares    $30.25                $60,500,000              $15,972
-------------------------------- -------------------- -------------------- ---------------------- -------------------

         (1) This registration statement also covers any additional shares of common stock which become issuable under the 1999 Employee Stock Purchase Plan or 1999 International Employee Stock Purchase Plan with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of PSINet common stock.

         (2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of our common stock as reported on the Nasdaq Stock Market's National Market on June 13, 2000.

                                EXPLANATORY NOTE

         At our Special Meeting of Shareholders held on June 15, 2000, our shareholders approved amendments to our 1999 Employee Stock Purchase Plan and our 1999 International Employee Stock Purchase Plan. This registration statement on Form S-8 relates to the registration of additional securities of the same class as other securities of which our registration statement on Form S-8 filed on September 29, 1999 (No. 333-88029) is effective consisting of up to an aggregate of 2,000,000 additional shares of our common stock, par value $.01 per share, issuable pursuant to our 1999 Employee Stock Purchase Plan and our 1999 International Employee Stock Purchase Plan. Accordingly, pursuant to Instruction E to Securities and Exchange Commission Form S-8, the contents of the earlier registration statement are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ashburn, Commonwealth of Virginia on June 15, 2000.

                                     PSINET INC.

                                     By:/s/ William L. Schrader
                                        -----------------------
                                            William L. Schrader, Chairman
                                            and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William L. Schrader, Harold S. Wills, David N. Kunkel and Kathleen B. Horne, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                          Title                               Date
          ----                          -----                               ----

/s/ William L. Schrader     Chairman, Chief Executive Officer
-------------------------      and Director (Principal             June 15, 2000
  William L. Schrader            Executive Officer)


/s/ Harold S. Wills           President, Chief Operating
-------------------------        Officer and Director              June 15, 2000
    Harold S. Wills


/s/ David N. Kunkel           Vice Chairman, Executive Vice
-------------------------        President and Director            June 15, 2000
    David N. Kunkel

          Name                          Title                               Date
          ----                          -----                               ----

/s/ Jorge R. Forgues         Vice President and Acting Chief
-------------------------          Financial Officer
    Jorge R. Forgues            (Principal Financial and           June 15, 2000
                              Accounting  Officer)

/s/ William H. Baumer
-------------------------
  William H. Baumer                  Director                      June 15, 2000



-------------------------
    Ralph J. Swett                   Director                      June __, 2000



-------------------------
   Ian P. Sharp                      Director                      June __, 2000

                                  EXHIBIT INDEX

Exhibit
  No.              Description                       Location
-------            -----------                       --------

 4.1    Amendment No. 1 to PSINet Inc.        Incorporated by reference to
        1999 Employee Stock Purchase Plan     Annex 4 to the Joint Proxy
                                              Statement/Prospectus contained
                                              in PSINet's Registration
                                              Statement on Form S-4 filed
                                              with the Securities and
                                              Exchange Commission on May 12,
                                              2000 (registration no. 333-34802).

 4.2    Amendment No. 1 to PSINet Inc.        Incorporated by reference to Annex
        1999 International Employee Stock     4 to the Joint Proxy
        Purchase Plan                         Statement/Prospectus contained in
                                              PSINet's Registration Statement on
                                              Form S-4 filed with the Securities
                                              and Exchange Commission on May 12,
                                              2000 (registration no. 333-34802).

 5.1    Opinion of Nixon Peabody LLP          Filed herewith

23.1    Consent of Nixon Peabody LLP          Contained in opinion filed as
                                              Exhibit 5.1 to this Registration
                                              Statement

23.2    Consent of                            Filed herewith
        PricewaterhouseCoopers LLP